UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2020

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FUNC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       Compensatory Arrangements.

On March 11, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of First United Corporation (the “Corporation”) adopted a Long-Term Incentive Program (the “LTIP”) and a Short-Term Incentive Plan (the “STIP”). The material terms of the LTIP and the STIP are discussed below and are qualified in their entirety by the terms of these plans, which are attached hereto as exhibits.

First United Corporation Long-Term Incentive Program

The LTIP was adopted as a sub-plan of the Corporation’s 2018 Equity Compensation Plan (the “Equity Plan”) to reward participants for increasing shareholder value, align executive interests with those of shareholders, and serve as a retention tool for key executives. The Chief Executive Officer and certain other executive officers selected by the Committee are eligible to receive awards.

Under the LTIP, a participant will receive an award (an “LTIP Award”) of restricted stock units. An LTIP Award may vest based on performance metrics to be established by the Committee from time to time (a “Performance Award”), or may vest over a period of time (the “Time Award”). The value of an LTIP Award is a specified percentage of the participant’s salary as of the date of grant, which will be stated on an Appendix A to the LTIP. Each participant’s LTIP Award opportunity will be determined based on competitive market practice for his/her role. These opportunities will be determined so as to reflect a target total compensation package that is competitive and provides a significant percentage of pay based on performance (annual incentive + long-term incentive).

An LTIP Award represents the right to receive the aggregate value of the shares of the Corporation’s common stock subject to LTIP Award as of the date on which the LTIP Award vests. That value may be paid in shares of stock, cash, or a combination of shares and cash, as determined by the Compensation Committee at the time each LTIP Award is granted. To determine the targeted number of shares that are subject to an LTIP Award, the value of the LTIP Award will be divided by the fair market value (as that term is defined in the Equity Plan) of a share of the Corporation’s common stock as of the date of grant, rounded down to the nearest whole share (the “Target Shares”). For Performance Awards, the number of shares that could be issued (or converted into a cash payment, if the Compensation Committee were to determine to pay an LTIP Award in cash) if the threshold, target or the maximum target is met will be determined by multiplying the Target Shares by the threshold percentage, target percentage and maximum percentage, respectively. All LTIP Awards will be evidenced by an individual award agreement with the participant that details the number of shares of common stock covered by the LTIP Award, the performance metrics that will dictate whether and the extent to which the LTIP Award will vest, and other terms consistent with this Plan and the Equity Plan.

For each Performance Award, the Compensation Committee will establish one or more performance goals for a three-year performance period (the “Performance Period”) and the minimum thresholds that must be met for the LTIP Award to vest, stated as a percentage of the targeted performance goals. The extent to which an LTIP Award will vest will be based on whether performance for the Performance Period meets or exceeds the threshold levels, target levels or maximum levels established for each performance metric. The Compensation Committee may assign particular weightings to each of these performance metrics. Threshold performance will cause a portion of an LTIP Award that is less than 100% to vest; target performance will cause 100% of the LTIP Award to vest; and maximum performance will cause a multiple of 100% of the LTIP Award to vest. Actual vesting amounts will be pro-rated between threshold and target levels and target and maximum levels to reward incremental improvement. The Performance Period, the applicable performance metrics, and the threshold, target and maximum levels for those metrics will be established each year by the Compensation Committee and set forth in Appendix A to the LTIP. The goals for the performance metrics will be specified in a participant’s award agreement.

The vesting of a Performance Award is “all or nothing”, in that the Performance Award will vest only if the Corporation achieves the threshold goals and then only if the participant is employed by the Corporation on the vesting date. All Performance Shares will lapse if the specified thresholds are not met or the participant is not employed on the vesting date. Achievement of the threshold, target or maximum levels for a Performance Award will be determined by the Compensation Committee on the date on which the Corporation files its Annual Report on Form 10-K containing audited financial statements for the last year of the Performance Period related to the LTIP Award or March 15th of the year following the end of the Performance Period, whichever occurs first. If the Corporation is not required to file a Form 10-K, then the determination will occur no later than March 15th of the year following the end of the Performance Period. Promptly thereafter, the Compensation Committee shall notify each participant in writing as to whether the threshold, target or maximum levels for the Performance Period were satisfied. In all cases, the vesting date for a Performance Award will be March 15th of the year following the end of the Performance Period for that LTIP Award.

A Time Award will vest on the date or dates specified in the related award agreement.

The LTIP calls for the forfeiture of unvested LTIP Awards if the employment of a participant is terminated prior to the vesting date other than because of death, disability, or retirement. If a participant becomes disabled and is disabled long enough to be placed on long-term disability, his/her outstanding unvested LTIP Awards may be appropriately prorated so that no LTIP Award will be earned during the period of long-term disability. If a participant’s employment is terminated due to disability, the Corporation will pay an amount of shares or cash to the participant based on the pro rata portion of the LTIP Award that would have been earned by the participant had the participant remained employed through the vesting date and had the threshold goals been met. In the event of retirement or death, the Corporation will pay an amount of shares or cash to the participant or his or her estate (as the case may be) based on the pro rata portion of the LTIP Award that would have been earned by the participant had the participant remained employed through the vesting date and had the threshold goals been met. The method of determining the pro rata portion that will be deemed vested will be specified in each award agreement.

In the event of an approved leave of absence, a participant’s LTIP Award may be appropriately adjusted to reflect the period of active status.

The LTIP also includes forfeiture and clawback provisions in the event of malfeasance on the part of a participant. Further, the LTIP provides that all participants will be required to forfeit vested awards if the Corporation is required to restate its financial statements to the extent awards vested based on incorrect financial statements, but this forfeiture provision has a three-year look-back period.

First United Corporation Short-Term Incentive Plan

The STIP is the Corporation’s cash incentive award program that will reward executives for the Corporation’s annual performance. The STIP is designed primarily to reward executives as a team, rather than focusing primarily on individual contributions. Incentive goals for the STIP are selected each year by the Committee to reflect the Corporation’s core financial objectives and are expressed as a percentage of each participating executive’s annual salary.

Each participant will have a target incentive opportunity based on competitive market practice for his/her role. A participant’s award (an “STIP Award”) will be based upon a percentage of the participant’s base salary as of December 31 for the Plan year and will be calculated based on whether actual performance with respect to specified metrics meets threshold levels, target levels, or maximum levels for those metrics. The Committee may assign particular weightings to each of these performance metrics. Threshold performance will pay out a specified percentage of the target STIP Award that is less than 100%; target performance will pay out the target STIP Award; and maximum performance will pay out a specified percentage of the target STIP Award that is greater than 100%. Where actual performance does not meet the threshold level for a particular metric, no STIP Award payout will be made with respect to that metric. Actual payouts for each performance metric will be pro-rated between threshold and target levels and target and maximum levels to reward incremental improvement. The performance metrics for a particular year and the threshold, target and maximum levels for those metrics will be established each year by the Compensation Committee and set forth in Appendix A to the STIP.

The Committee may condition the activation of the STIP for a particular year on whether actual performance meets a specified threshold level for one or more performance metrics, regardless of whether actual performance with respect to other performance metrics meets or exceeds the threshold levels for those metrics. For example, the Committee could determine that no STIP Awards will be paid for a particular year unless earnings per share for that year exceed 50% of the targeted earnings per share goal established by the Committee. The performance trigger(s) for a year, if any, will be stated in Appendix A to the STIP.

At year-end, the Compensation Committee will review the Corporation’s projected performance for that year and will make a determination as to whether STIP Awards are payable for the year. If so, STIP Awards will be paid as a cash bonus no later than March 15th following the end of that plan year.

Except in the case of a termination due to a participant’s death, disability or retirement as discussed below, no STIP Award will be granted to any participant whose employment with the Corporation is terminated for any reason. In addition, a participant must be an active employee of the Corporation on the date the STIP Award is paid to receive his or cash bonus under that STIP Award.

If a participant is disabled by an accident or illness and is disabled long enough to be placed on long-term disability under the Corporation’s long-term disability policy, then the participant’s STIP Award for the plan year will be prorated so that no STIP Award will be earned during the period of long-term disability. In the event a participant’s employment is terminated due to death or disability (as defined in the Corporation’s long-term disability policy), the Corporation will pay to the participant’s estate or to the participant (as the case may be) the pro rata portion of the STIP Award that had been earned by the participant through the date of termination. Participants who retire (as defined in the STIP) during a plan year will receive a pro-rata portion of the STIP Award based on the retirement date.

Similar to the LTIP, the STIP includes forfeiture and clawback provisions in the event of malfeasance on the part of a participant. Further, the STIP provides that all participants will be required to forfeit vested awards if the Corporation is required to restate its financial statements to the extent awards vested based on incorrect financial statements, but this forfeiture provision has a three-year look-back period.

For 2020, the performance metrics are return on average assets, efficiency ratio, average delinquencies as a percentage of total loans, and individual performance that are specific to each participant. The STIP Award opportunities and performance metrics for 2020 are detailed in Appendix A to the STIP. The following table provides information about awards that could be earned by the Corporation’s principal executive officer, principal financial officer, and named executive officers in 2020 and paid in 2021 under the STIP:

GRANTS OF PLAN-BASED AWARDS

Name	Date	Estimated Possible Annual Payouts Under the EPPP ($)
		Threshold	Target	Maximum (Stretch)
Carissa L. Rodeheaver	2020
Tonya K. Sturm	2020
Robert L. Fisher, II	2020
Jason B. Rush	2020

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

The exhibits filed or furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description

10.1	First United Corporation Long-Term Incentive Plan (filed herewith)
10.2	First United Corporation Short-Term Incentive Plan (filed herewith)*

* Portions of the exhibit have been omitted pursuant to Item 601(b)(10)(vi) of Regulation S-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: March 16, 2020	By:	/s/ Tonya K. Sturm
Tonya K. Sturm
Senior Vice President & CFO

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